                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No.  )

     Filed by the Registrant |X|
     Filed by a Party other than the Registrant |_|

     Check the appropriate box:
     |_| Preliminary Proxy Statement
     |X| Definitive Proxy Statement
     |_| Definitive Additional Materials
     |_| Soliciting Material Under Rule 14a-12
     |_| Confidential, For Use of the Commission Only
         (as permitted by Rule 14a-6(e)(2))


                           Corvas International, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

     |X| No fee required.
     |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     (5) Total fee paid:

--------------------------------------------------------------------------------
     |_| Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------
     |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
     (3) Filing Party:

--------------------------------------------------------------------------------
     (4) Date Filed:

--------------------------------------------------------------------------------

[GRAPHIC OMITTED]


                             3030 Science Park Road
                           San Diego, California 92121
                                 (858) 455-9800



                                                                 April 26, 2002

Dear Stockholder:

         The Annual Meeting of Stockholders will be held on Wednesday, May 29, 2002, at 3:00 p.m. local time at the offices of the Company located at 3030 Science Park Road, San Diego, California.

         The formal notice of the Annual Meeting and the Proxy Statement have been made a part of this invitation.

         After reading the Proxy Statement, please promptly submit your vote according to the instructions on the enclosed proxy card. A postage-prepaid envelope is enclosed for mailings originating within the United States. Please refer to your proxy card to determine if you are eligible to vote either by telephone or via the internet. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY, SUBMIT YOUR VOTE BY TELEPHONE OR VIA THE INTERNET OR ATTEND THE ANNUAL MEETING IN PERSON. YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, IT IS IMPORTANT THAT YOU SUBMIT YOUR VOTE TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED. Any stockholder returning the enclosed Proxy may revoke it prior to its exercise by voting in person at the Annual Meeting or by filing with the Secretary of the Company a written revocation or a duly executed Proxy bearing a later date.

         A copy of the Company's Annual Report to Stockholders is also enclosed.

         Management and the Board of Directors look forward to seeing you at the meeting.


                                           Sincerely yours,




                                           Randall E. Woods
                                           President and Chief Executive Officer

                           CORVAS INTERNATIONAL, INC.
                             3030 Science Park Road
                           San Diego, California 92121


                    Notice of Annual Meeting of Stockholders
                      to be Held on Wednesday, May 29, 2002


TO THE STOCKHOLDERS OF CORVAS INTERNATIONAL, INC.:

         Notice is hereby given that the Annual Meeting of Stockholders of Corvas International, Inc., a Delaware corporation (the "Company"), will be held at the offices of the Company located at 3030 Science Park Road, San Diego, California, on Wednesday, May 29, 2002 at 3:00 p.m. local time, for the following purposes:

     1. To elect two directors to hold office until the 2005 Annual Meeting of Stockholders or until their successors have been elected and have qualified.

     2. To ratify the selection of KPMG LLP as the Company's independent public accountants for the fiscal year ending December 31, 2002.

     3. To transact such other business as may properly come before the Annual Meeting or any postponement or any adjournment thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this notice.

         The Board of Directors has fixed the close of business on April 5, 2002 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and at any postponement or adjournment thereof. A complete list of stockholders entitled to vote will be available at the Company's Corporate Secretary's office, 3030 Science Park Road, San Diego, California, for ten days before the meeting.

                                           By Order of the Board of Directors,




                                           Kevin S. Helmbacher
                                           General Counsel & Corporate Secretary

San Diego, California
April 26, 2002


All stockholders are invited to attend the Annual Meeting in person. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE SUBMIT YOUR VOTE ACCORDING TO THE INSTRUCTIONS ON THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING OR YOU MAY VOTE YOUR SHARES ON THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS ON YOUR PROXY. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must bring to the meeting a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares. Additionally, in order to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

                           CORVAS INTERNATIONAL, INC.
                             3030 Science Park Road
                           San Diego, California 92121

                            -------------------------
                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                             WEDNESDAY, MAY 29, 2002

                            -------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

General

         The enclosed proxy is solicited on behalf of the Board of Directors (the "Board") of Corvas International, Inc., a Delaware corporation (the "Company" or "Corvas"), for use at the Annual Meeting of Stockholders to be held on Wednesday, May 29, 2002, at 3:00 p.m. local time (the "Annual Meeting"), or at any postponement or adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the offices of the Company located at 3030 Science Park Road, San Diego, California. The Company intends to mail this Proxy Statement and accompanying proxy card on or about April 26, 2002 to all stockholders entitled to vote at the Annual Meeting.

Solicitation

         The Company will bear the entire cost of solicitation of proxies including preparation, assembly, printing and mailing of this Proxy Statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, facsimile, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

Voting Rights and Outstanding Shares

         Only holders of record of the Company's Common Stock at the close of business on April 5, 2002 will be entitled to receive notice of and to vote at the Annual Meeting. At the close of business on April 5, 2002, the Company had outstanding and entitled to vote 27,507,382 shares of Common Stock. Each holder of record of Common Stock on April 5, 2002 will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

         A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by votes at the meeting or by proxy. All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted toward a quorum, but are not counted for any purpose in determining whether a matter has been approved.

Voting Via the Internet or by Telephone

         Stockholders may grant a proxy to vote their shares by means of the telephone or on the Internet. The laws of Delaware, the state in which the Company is incorporated, specifically permit electronically-transmitted proxies, provided that each such proxy contains or is submitted with information from which the inspector of election can determine that such proxy was authorized by the stockholder.


                                       1.

         The telephone and Internet voting procedures below are designed to authenticate stockholders' identities, to allow stockholders to grant a proxy to vote their shares and to confirm that stockholders' instructions have been recorded properly. Stockholders granting a proxy to vote via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which must be borne by the stockholder.

For Shares Registered in Your Name

         Stockholders of record may go to http://www.proxyvote.com to grant a proxy to vote their shares by means of the Internet. They will be required to provide the company number and control number contained on their proxy cards. The voter will then be asked to complete an electronic proxy card. The votes represented by such proxy will be generated on the computer screen and the voter will be prompted to submit or revise them as desired. Any stockholder using a touch-tone telephone may also grant a proxy to vote shares by calling 1-800-690-6903 and following the recorded instructions.

For Shares Registered in the Name of a Broker or Bank

         Most beneficial owners whose stock is held in street name receive instruction for granting proxies from their banks, brokers or other agents, rather than the Company's proxy card.

         A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers the means to grant proxies to vote shares by means of the telephone and Internet. If your shares are held in an account with a broker or bank participating in the ADP Investor Communications Services program, you may grant a proxy to vote those shares telephonically by calling the telephone number shown on the instruction form received from your broker or bank, or via the Internet at ADP Investor Communication Services' web site at http://www.proxyvote.com.

General Information for All Shares Voted via the Internet or By Telephone

         Votes submitted via the Internet or by telephone must be received by 11:59 p.m. Eastern time on May 28, 2002. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.

Revocability of Proxies

         You may revoke or change your proxy at any time before it is voted at the Annual Meeting. It may be revoked by filing with the Corporate Secretary of the Company at the Company's principal executive office, 3030 Science Park Road, San Diego, California 92121, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

Stockholder Proposals for 2003 Annual Meeting

         Proposals of stockholders that are intended to be presented at the Company's 2003 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") must be received by the Company no later than December 28, 2002, which is 120 days prior to the first anniversary of the mailing date of this Proxy Statement.

         Unless a stockholder who wishes to bring a matter before the stockholders at the Company's 2003 annual meeting of stockholders, including the nomination of any director, notifies the Company of such matter prior to March 6, 2003, management will have discretionary authority to vote all shares for which it has proxies in opposition to such matter.



                                       2.

                                  PROPOSAL ONE

                              Election of Directors

         The Company's Certificate of Incorporation and By-laws provide that the Board shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified, or until such director's earlier death, resignation or removal.

         The Board is presently composed of eight members. There are two directors in the class designated Class I whose term of office expires as of the Annual Meeting. Both of the nominees for election to this class are currently directors of the Company. George P. Vlasuk, Ph.D. was previously elected by the stockholders. J. Stuart Mackintosh was appointed as a director by the Board in February 2000 to fill a newly created seat on the Board. Mr. Mackintosh was nominated to the Board initially by Artisan Equity Limited, the holder of the 5.5% convertible senior subordinated notes, pursuant to the note purchase agreement. As long as the convertible notes remain outstanding, Artisan Equity Limited has a right to nominate one director and has exercised its right to nominate Mr. Mackintosh for re-election. If elected at the Annual Meeting, each of the nominees would serve until the 2005 annual meeting and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal.

         Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. In the event that either of the nominees should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Both nominees for election have agreed to serve if elected, and management has no reason to believe that any of the nominees will be unable to serve.

         Biographical information for each person nominated as a director, and for each person whose term of office as a director will continue after the Annual Meeting, is set forth below.

Nominees for Election for a Three-Year Term
Expiring at the 2005 Annual Meeting (Class I)

         J. Stuart Mackintosh. Mr. Mackintosh, age 46, has served as a director of Corvas since February 2000. Since 1985, Mr. Mackintosh has served in various capacities with European Investors Incorporated, a New York based investment management firm, and is currently Managing Director and Principal. Before joining European Investors Incorporated, Mr. Mackintosh was an Assistant Vice President with Bank of Boston.

         George P. Vlasuk, Ph.D. Dr. Vlasuk, age 46, has served as a director of Corvas since June 1999 and as Chief Scientific Officer since December 2000. Dr. Vlasuk joined Corvas in 1991 and has been Executive Vice President, Research and Development since September 1996. Prior to joining Corvas, Dr. Vlasuk was an Associate Director of Hematology Research at Merck Research Laboratories where he contributed to a broad range of cardiovascular drug programs.

                        THE BOARD OF DIRECTORS RECOMMENDS
                 A VOTE IN FAVOR OF BOTH OF THE NAMED NOMINEES.



                                       3.

Directors Continuing in Office Until the 2003 Annual Meeting (Class II)

         Susan B. Bayh. Ms. Bayh, age 42, has served as a director of Corvas since June 2000. Since 1994 Ms. Bayh has been a Distinguished Visiting Professor at the College of Business Administration at Butler University in Indianapolis, Indiana. From 1994 to 2000, Ms. Bayh was a Commissioner for the International Joint Commission of the Water Treaty Act between the United States and Canada. From 1989 to 1994, Ms. Bayh served as an attorney in the Pharmaceutical Division of Eli Lilly and Company ("Eli Lilly"). Ms. Bayh currently serves on the Boards of Directors of Anthem Inc., a health care benefits and insurance company, Cubist Pharmaceuticals, Inc., a pharmaceutical company, Curis, Inc., a biotechnology company, Emmis Communications, a media company, Esperion Therapeutics, Inc. a biotechnology company, and Golden State Foods, a food service provider company.

         Michael Sorell, M.D. Dr. Sorell, age 54, has served as a director of Corvas since April 1996. Since March 1996, Dr. Sorell has been the Managing Partner of MS Capital, LLC, a consulting firm. From July 1986 to February 1992, Dr. Sorell was associated with Morgan Stanley & Co., an investment banking firm, in various capacities, the last being Principal. From March 1992 to July 1994, Dr. Sorell was a partner in a joint venture with Essex Investment Management of Boston, an investment management firm. In August 1994, Dr. Sorell rejoined Morgan Stanley as the emerging growth strategist where he served until February 1996. Prior to March 1992, Dr. Sorell was on the staff of Memorial Sloan-Kettering Cancer Center and worked in clinical development at Schering-Plough.

         Nicole Vitullo. Ms. Vitullo, age 44, has served as a director of Corvas since April 1996. Ms. Vitullo has been Managing Director of Domain Associates, L.L.C., a venture capital management company focused on life sciences, since April 1999. From November 1996 to April 1999, Ms. Vitullo was a Senior Vice President, and from November 1992 to November 1996 was a Vice President, of Rothschild Asset Management, Inc., which managed International Biotechnology Trust plc and advised Biotechnology Investments, Limited. Ms. Vitullo served as Director of Corporate Communications at Cephalon, Inc., a neuropharmaceutical company, from July 1991 to November 1992. Prior to that, Ms. Vitullo was Manager, Healthcare Investments at Eastman Kodak Company. Ms. Vitullo also serves on the Board of Directors of Onyx Pharmaceuticals Inc., a biotechnology company.

Directors Continuing in Office Until the 2004 Annual Meeting (Class III)

         M. Blake Ingle, Ph.D. Dr. Ingle, age 59, was elected Chairman in June 1999, and has served as a director of Corvas since January 1994. Since 1998, Dr. Ingle has been a general partner of Inglewood Ventures, a venture capital firm. From March 1993 to February 1996 when it was acquired by Schering-Plough, Dr. Ingle was the President and Chief Executive Officer of Canji, Inc., a biopharmaceutical company. Prior to that, Dr. Ingle was employed in a variety of capacities with the IMCERA Group, Inc., a healthcare company, consisting of Mallinckrodt Medical, Mallinckrodt Specialty Chemicals and Pitman Moore, from 1980 to 1993, most recently serving as President and Chief Executive Officer. Dr. Ingle currently serves on the Boards of Directors of Vical, Inc., a pharmaceutical company, Inex Pharmaceuticals Corp., a pharmaceutical company, NewBiotics, Inc., a pharmaceutical company, GeneFormatics, Inc., a drug discovery company, and ATI Medical, Inc., a biopharmaceutical company.

         Burton E. Sobel, M.D. Dr. Sobel, age 64, has served as a director of Corvas since February 2000. Dr. Sobel is Physician-in-Chief at Fletcher Allen Health Care and E.L. Amidon Professor and Chair of the Department of Medicine at The University of Vermont College of Medicine. Dr. Sobel currently serves on the Board of Directors of Scios, Inc., a biopharmaceutical company, and has been a consultant to and served on scientific advisory boards of several pharmaceutical and biotechnology companies, as well as serving as editor of various scientific publications.

         Randall E. Woods. Mr. Woods, age 50, has served as our President and Chief Executive Officer and as a director of Corvas since May 1996. Prior to joining Corvas, Mr. Woods served as the President of the U.S. Operations, Boehringer Mannheim Pharmaceuticals Corporation, or Boehringer, from February 1994 to March 1996, and was Vice President of Marketing and Sales from December 1993 to March 1994. Prior to that, Mr. Woods served in various capacities at Eli Lilly from 1973 to December 1993. Mr. Woods also serves on the Board of Directors of Oasis Biosciences, Inc., a biopharmaceutical company.



                                       4.

Background of Executive Officers Who Are Not Directors

         Carolyn M. Felzer. Ms. Felzer, age 45, has served as Vice President and Controller of Corvas since December 2000. Previously, Ms. Felzer served as Corvas' Senior Director of Finance and Assistant Corporate Secretary from December 1997 to December 2000, as Controller from January 1993 through December 1997 and as Accounting Manager from July 1991 through January 1993. Prior to joining Corvas, Ms. Felzer held various financial positions with private companies since beginning her career at KPMG LLP. Ms. Felzer received her B.S. in accounting from The Pennsylvania State University and is a Certified Public Accountant.

         Kevin S. Helmbacher. Mr. Helmbacher, age 35, has served as Corporate Secretary since May 2001 and as Corvas' General Counsel since June 2000. Previously, Mr. Helmbacher was General Counsel at Molecular Biosystems, Inc. ("MBI"), a biopharmaceutical company, from November 1998 to May 2000, and Counsel from August 1994 to November 1998. Mr. Helmbacher received his B.A. in biology from the University of California at San Diego and his J.D. from California Western School of Law.

         Stephen F. Keane. Mr. Keane, age 44, has served as our Vice President of Corporate Development since March 2001. Prior to joining Corvas, Mr. Keane held similar positions at Epimmune, Inc., a biopharmaceutical company, from November 1999 to March 2001, and at SIBIA Neurosciences, Inc., a biotechnology company, from October 1998 to November 1999. From November 1994 to October 1998, Mr. Keane was Director of Business Development at MBI. He received his B.A. in English literature from San Diego State University.

                          BOARD COMMITTEES AND MEETINGS

         During 2001, the Board held four regularly scheduled meetings, two special meetings and acted by unanimous written consent two times without a meeting. The Company has four standing committees of the Board: a Human Resources Committee, an Audit Committee, Governance and Nominating Committee and an Executive Committee.

         The Human Resources Committee currently consists of Ms. Vitullo as Chairwoman, Dr. Ingle and Dr. Sobel. The Human Resources Committee is authorized to exercise all powers and authority of the Board in all compensation matters, including the establishment of rates of salary, bonuses, retirement and other compensation for all directors, officers and such other personnel of the Company as the Board may from time to time designate. It is also authorized to exercise the authority of the Board in the administration of the Company's 1991 Incentive and Compensation Plan (the "1991 Plan"), the Company's 2000 Equity Incentive Plan (the "2000 Plan") and the Company's Employee Stock Purchase Plan (the "ESPP"). The Human Resources Committee held four regularly scheduled meetings during 2001.

         The Audit Committee currently consists of Dr. Sorell as Chairman, Dr. Ingle and Mr. Mackintosh. The Audit Committee adopted a new written charter in 2000 that was approved by the Board. The charter specifies that the Audit Committee shall have at least three members, comprised solely of independent directors, each of whom has a working familiarity with basic finance and accounting practices. In addition, at least one member of the Audit Committee shall have accounting or related financial management experience. The primary function of the Audit Committee is to assist the Board in fulfilling its responsibilities to the stockholders and the investment community relating to corporate accounting and reporting practices of the Company, and the quality and integrity of the financial reports of the Company. The Audit Committee held five regularly scheduled meetings during 2001.

         The Governance and Nominating Committee, which was established by the Board in March 2002, currently consists of Ms. Bayh as Chairwoman, Dr. Ingle and Ms. Vitullo. Corvas has adopted a Governance and Nominating Committee Charter. The charter specifies that the Governance and Nominating Committee shall have at least three members, comprised solely of independent directors. The primary function of the Governance and Nominating Committee is to assist the Board with oversight of the integrity of the corporate governance process to ensure compliance with the standards for good corporate governance and to serve as a nominating committee for the Board. The Governance and Nominating Committee works in conjunction with the Board to interview and evaluate candidates for the directorships of the Company which are or become vacant and to make recommendations to the Board concerning the nomination of such candidates.



                                       5.

         The Executive Committee consists of Dr. Ingle as Chairman, Ms. Vitullo and Mr. Woods. The Executive Committee is authorized to exercise the full authority of the Board except with respect to (i) those matters not permitted under the Delaware General Corporation Law to be delegated to any committee,
(ii) approval of obligations of the Company in amounts greater than $200,000,
(iii) approval of annual operating plans, business plans and major strategic decisions, and (iv) approval of other major transactions such as corporate partnerships or financing plans. The Executive Committee did not hold any meetings during 2001.

         During 2001, all directors attended at least 75% of the Board meetings held. During 2001, all members of committees of the Board attended at least 75% of the committee meetings in which they were entitled to participate.

                                  PROPOSAL TWO

           Ratification of Selection of Independent Public Accountants

         Upon the recommendation of the Audit Committee, the Board has selected the firm of KPMG LLP ("KPMG") as the Company's independent auditors for the fiscal year ending December 31, 2002, and has further directed that management submit the selection of independent accountants for ratification by the stockholders at the Annual Meeting. KPMG has audited the Company's financial statements since the Company's inception in March 1987. Representatives of KPMG are expected to be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

         Stockholder ratification of the selection of KPMG as the Company's independent public accountants is not required by the Company's By-laws or otherwise. However, the Board is submitting the selection of KPMG to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify their selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board, in their discretion, may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

         The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of KPMG. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted toward a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Audit Fees

         The aggregate fees billed by KPMG for professional services rendered for the audit of the Company's financial statements for the year ended December 31, 2001 and review of our annual report on Form 10-K and for the reviews of the Company's interim financial statements in 2001 and review of our quarterly reports on Form 10-Q's were $60,500.

All Other Fees

         The Company did not engage KPMG to provide advice regarding financial information systems design and implementation during the year ended December 31, 2001. During the year ended December 31, 2001, the aggregate fees billed by KPMG for professional services other than audit fees were $10,500, which consisted solely of fees related to preparation of the Company's income tax returns and limited tax consulting. The Audit Committee has determined the rendering of all other non-audit services by KPMG is compatible with maintaining the auditor's independence.


                        THE BOARD OF DIRECTORS RECOMMENDS
                        A VOTE IN FAVOR OF PROPOSAL TWO.



                                       6.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the ownership of the Company's Common Stock as of April 5, 2002 by (i) all those known by the Company to be the beneficial owners of more than 5% of the outstanding shares of the Company's Common Stock, (ii) each director, (iii) each of the executive officers named in the summary compensation table, and (iv) all directors and executive officers as a group.

                                                                               Beneficial Ownership (1)
                                                                              --------------------------
                                                                         Shares                     Percentage
                                                                      Beneficially                 Beneficially
           Beneficial Owner                                               Owned                        Owned
           ----------------                                           --------------               ------------
BVF Partners L.P.(2)............................................         3,338,793                    12.1%
     One Sansome Street, 39th Floor
     San Francisco, California  94104

Artisan Equity Limited (3)......................................         3,318,051                    10.8%
     c/o Island Circle Ltd.
     22 Church Street
     Hamilton HM11 Bermuda

Wellington Management Company, LLP(4)...........................         2,673,600                     9.7%
     75 State Street
     Boston, Massachusetts  02109

Ziff Asset Management, L.P.(5)..................................         1,900,000                     6.9%
     283 Greenwich Avenue
     Greenwich, Connecticut  06830

Liberty Wanger Asset Management, L.P.(6)........................         1,383,000                     5.0%
     227 West Monroe, Suite 3000
     Chicago, Illinois  60606-5016

J. Stuart Mackintosh(3) (7).....................................         3,328,051                     10.8%

Randall E. Woods(8).............................................           578,766                      2.1%

George P. Vlasuk, Ph.D.(9)......................................           257,737                      *

Carolyn M. Felzer(10)...........................................            61,859                      *

M. Blake Ingle, Ph.D.(11).......................................            46,250                      *

Stephen F. Keane(12)............................................            26,000                      *

Michael Sorell, M.D.(13)........................................            20,250                      *

Nicole Vitullo(14)..............................................            20,250                      *

Kevin S. Helmbacher(15).........................................            16,727                      *

Burton E. Sobel, M.D.(16).......................................            10,000                      *

Susan B. Bayh(17)...............................................             6,250                      *

All directors and officers as group (11 persons)(18)............         4,372,140                    13.8%
-------------------------------------------------------------------------------------------------------------

* Less than 1%.



                                       7.

(1) This table is based on information furnished by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has the sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 27,507,382 shares of Common Stock outstanding, adjusted as required by rules promulgated by the SEC.

(2) BVF Partners L.P. beneficially owns 3,338,793 shares of Common Stock. BVF Partners L.P. and its general partner, BVF, Inc. share voting and dispositive power over the shares of Common Stock they own with Biotechnology Value Fund, L.P., Biotechnology Value Fund II, L.P., BVF Investments, L.L.C. and certain managed accounts on whose behalf BVF Partners, L.P., as investment manager, purchased such shares.

(3) Represents 3,076,923 shares of Common Stock issuable upon conversion of the $10.0 million principal portion of the convertible notes at $3.25 per share. The shares beneficially owned in the table above also include 241,128 shares, representing $1,467,505 of accreted value assumed to be converted on June 4, 2002 at $6.086 per share, which is the average closing price of the Company's Common Stock on the Nasdaq National Market on the 20 trading days preceding April 5, 2002. Mr. Mackintosh, who is the designee of Artisan Equity Limited on the Company's Board of Directors, disclaims beneficial ownership of these shares.

(4) Wellington Management Company, LLP, in its capacity as investment advisor, beneficially owns 2,673,600 shares of Common Stock and shares voting and dispositive power over the 2,673,600 shares with its clients. Wellington Trust Company beneficially owns 1,408,800 shares of Common Stock and shares voting and dispositive power over the 1,408,800 shares with Wellington Management Company, LLP.

(5) Ziff Asset Management, L.P. beneficially owns 1,900,000 shares of Common Stock and shares voting and dispositive power over the 1,900,000 shares with its general partner, PBK Holdings, Inc., and Philip B. Korsant.

(6) Liberty Acorn Fund beneficially owns 1,258,000 shares of Common Stock and shares voting and dispositive power over the 1,258,000 shares with Liberty Wanger Asset Management, L.P. Oregon State Treasury beneficially owns 125,000 shares of Common Stock and shares voting and dispositive power over the 125,000 shares with Liberty Wanger Asset Management, L.P.

(7) Includes 10,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days of April 5, 2002.

(8) Includes 505,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days of April 5, 2002 and 1,891 shares of Common Stock purchased by Mr. Woods through the ESPP.

(9) Includes 254,687 shares of Common Stock issuable upon exercise of options exercisable within 60 days of April 5, 2002, and 2,050 shares of Common Stock purchased by Dr. Vlasuk through the ESPP.

(10) Includes 53,500 shares of Common Stock issuable upon exercise of options exercisable within 60 days of April 5, 2002, and 5,617 shares of Common Stock purchased by Ms. Felzer through the ESPP.

(11) Includes 35,250 shares of Common Stock issuable upon exercise of options exercisable within 60 days of April 5, 2002.

(12) Includes 25,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days of April 5, 2002.

(13) Represents 20,250 shares of Common Stock issuable upon exercise of options exercisable within 60 days of April 5, 2002.

(14) Represents 20,250 shares of Common Stock issuable upon exercise of options exercisable within 60 days of April 5, 2002.

(15) Includes 12,499 shares of Common Stock issuable upon exercise of options exercisable within 60 days of April 5, 2002, and 2,728 shares of Common Stock purchased by Mr. Helmbacher through the ESPP.

(16) Represents 10,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days of April 5, 2002.



                                       8.

(17) Represents 6,250 shares of Common Stock issuable upon exercise of options exercisable within 60 days of April 5, 2002.

(18) Includes 952,686 shares of Common Stock issuable upon exercise of options and 3,318,051 shares of Common Stock issuable upon conversion of convertible notes exercisable within 60 days of April 5, 2002. See footnotes (1) through (17) above.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Exchange Act requires the directors and executive officers of the Company, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Specific due dates for these reports have been established, and the Company is required to disclose in this Proxy Statement any failure to file by these dates during 2001. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required during 2001, the Company believes that its officers, directors and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

         Members of the Board who are employees of the Company or who are representatives of principal stockholders do not receive compensation for service as directors or for service as members of any committee of the Board. Drs. Sobel and Sorell, Ms. Bayh and Ms. Vitullo each currently receive compensation at the rate of $15,000 per year for their service as a non-employee director who is not a representative of a principal stockholder of the Company. Dr. Ingle is compensated at the rate of $20,000 per year for service as Chairman of the Board unaffiliated with any principal stockholder. During the fiscal year ended December 31, 2001, the total compensation paid to outside directors in connection with their service as directors was $80,000. The members of the Board are also reimbursed for their expenses incurred in connection with attendance at Board meetings in accordance with Company policy.

         Pursuant to the 2000 Plan and effective January 2001, each non-employee director of the Company receives, on the first business day of each fiscal year, an annual non-discretionary stock option grant to purchase 8,000 shares of Common Stock at an exercise price equal to 85% of the fair market value of the Common Stock on the date of grant and each new non-employee director receives a one time stock option grant to purchase 15,000 shares of Common Stock at an exercise price equal to 85% of the fair market value of the Common Stock on the date of grant. However, a non-employee director is not entitled to an annual grant if such non-employee director received an initial grant in that same fiscal year or within 6 months of the initial grant. Options granted to non-employee directors under the 2000 Plan generally vest over a four-year period, 25% on the first anniversary of the grant date and 6.25% each quarter thereafter until fully vested, and have a maximum term of 10 years from the grant date. Under the 2000 Plan, upon certain corporate events resulting in a change in control of the Company, the surviving or acquiring corporation shall assume or shall replace by substitute options any outstanding options. In the event the surviving or acquiring corporation refuses to assume or replace the outstanding options, the outstanding options shall be accelerated in full and shall be terminated if not exercised at or prior to such event. Options granted to non-employee directors under the 1991 Plan generally become exercisable at the rate of 25% per year over four years, and have a maximum term of 10 years from the grant date. Under the 1991 Plan, upon certain corporate events resulting in a change-in-control of the Company, at the discretion of the Board, the vesting of the outstanding options will accelerate for a period of 30 days prior to such event and the options will terminate if not exercised prior to the consummation of the transaction or the outstanding options will be assumed or equivalent options will be substituted by the successor corporation.

         Options granted to non-employee directors under the 1991 Plan and the 2000 Plan are not intended by the Company to qualify as incentive stock options under the Internal Revenue Code (the "Code"), nor do they disqualify the members of the Human Resources Committee from granting stock awards which, pursuant to Rule 16b-3, are exempt from the application of Section 16 of the Exchange Act. During the fiscal year ended December 31, 2001



                                       9.

and pursuant to the 2000 Plan, the Company, in the aggregate, granted to non-employee directors options to purchase 48,000 shares at an exercise price of $5.4613, which represents 85% of the fair market value on the date of grant (the average of the high and low sales price reported on The Nasdaq Stock Market for the date of grant). As of April 5, 2002, options to purchase 421,000 shares of the Company's Common Stock have been granted to directors and former directors under the 1991 Plan, the 2000 Plan and outside of the plans (net of cancellations), options to purchase 146,000 shares of the Company's Common Stock have been exercised and options to purchase 275,000 shares of the Company's Common Stock remain outstanding and exercisable by the holders.

Compensation of Executive Officers

                           Summary Compensation Table

         The following table sets forth for the years ended December 31, 2001, 2000 and 1999 compensation earned by the Company's Chief Executive Officer and the four other executive officers at December 31, 2001, whose salaries and bonuses for services rendered to the Company during the fiscal year ended December 31, 2001 were in excess of $100,000 (collectively, the "Named Executive Officers"). Executive officers serve at the discretion of the Board, subject to certain existing employment agreements. See "Employment Agreements and Change in Control Arrangements."


                                                                                  Long-Term
                                                                                Compensation
                                                  Annual Compensation              Awards
                                                  -------------------              ------
       Name and                                                                     Stock            All Other
      Principal                                Salary(1)        Bonus            Options(2)       Compensation(3)
       Position                     Year           ($)           ($)                 (#)                ($)
       --------                     ----        --------       -------            ----------     ----------
Randall E. Woods(4)                 2001        395,000         191,194           120,000             6,550
President and Chief                 2000        375,000         117,309           150,000             5,346
Executive Officer                   1999        355,048         112,211           250,000             4,898

George P. Vlasuk, Ph.D.(5) (6)      2001        310,589         265,000           100,000             6,378
Chief Scientific Officer and        2000        275,000          76,246           150,000             1,579
Executive Vice President            1999        250,000          50,000           125,000             1,437
Research and Development

Stephen F. Keane(7) (8)             2001        181,782          65,000           190,000               197
Vice President, Corporate           2000            -0-             -0-                -0-              -0-
Development                         1999            -0-             -0-                -0-              -0-

Carolyn M. Felzer(9)                2001        172,308          20,000            35,000             4,367
Vice President, Controller          2000        110,000          45,284            50,000               127
and Assistant Corporate             1999        100,000          20,000            22,000               115
Secretary

Kevin S. Helmbacher(10) (11)        2001        150,100          33,000            35,000               145
General Counsel and                 2000         83,561          10,000            30,000                21
Corporate Secretary                 1999            -0-             -0-                -0-              -0-

--------------------------
(1) Includes amounts earned but deferred into the Company's 401(k) Compensation Deferral Savings Plan at the election of the executive officer.

(2) To date, the Company has not issued any restricted stock awards to any executive officers.

(3) Includes amounts paid on behalf of executive officers for excess group term life insurance premiums and on behalf of certain executive officers for long-term disability insurance premiums.



                                      10.

(4) The amount set forth under the column entitled "Bonus" for 2001 includes $11,194 of interest which would have been payable in 2001 under an interest-free loan granted by the Company. This loan was originally granted to Mr. Woods upon his hire in 1996. See "Certain Transactions." The Human Resources Committee awarded Mr. Woods a cash bonus of $80,000 for performance in fiscal year 2001, which was received in December 2001. The Human Resources Committee previously awarded Mr. Woods a cash bonus of $200,000 for performance in fiscal year 2000, $100,000 of which was received in December 2000 and $100,000 of which was received in January 2001.

(5) The amount set forth under the column entitled "Bonus" for 2001 includes cash bonus awards paid for performance in fiscal years 2001 and 2000. The Human Resources Committee awarded Dr. Vlasuk a cash bonus of $65,000 for performance in fiscal year 2001, which was received in December 2001. The Human Resources Committee previously awarded Dr. Vlasuk a cash bonus of $200,000 for performance in fiscal year 2000, which was received in January 2001.

(6) The amount set forth under the column entitled "Salary" for 2001 includes $20,589 paid out from Dr. Vlasuk's accrued vacation time.

(7)  Mr. Keane joined the Company in March 2001.

(8) The amount set forth under the column entitled "Bonus" for 2001 includes a cash bonus of $20,000 related to Mr. Keane's hiring. The Human Resources Committee awarded Mr. Keane a cash bonus of $45,000 for performance in fiscal year 2001, which was received in December 2001.

(9) The amount set forth under the column entitled "Salary" for 2001 includes $12,308 paid out from Ms. Felzer's accrued vacation time.

(10) Mr. Helmbacher joined the Company in June 2000 and was appointed an executive officer of the Company in May 2001.

(11) The amount set forth under the column entitled "Bonus" for 2001 includes cash bonus awards paid for performance in fiscal years 2001 and 2000. The Human Resources Committee awarded Mr. Helmbacher a cash bonus of $20,000 for performance in fiscal year 2001, which was received in December 2001. Mr. Helmbacher also received a cash bonus award of $13,000 for performance in fiscal year 2000, which was received in January 2001.


                                      11.

                        Stock Option Grants and Exercises

         Since July 2000, the Company has granted stock options to its executive officers and others under its 2000 Plan. Prior to July 2000, such grants were made pursuant to the 1991 Plan. As of April 5, 2002, options to purchase a total of 1,429,532 shares of the Company's Common Stock had been granted and were outstanding under the 1991 Plan, stock awards totaling 5,400 of the Company's Common Stock had been made under the 1991 Plan and no shares remain available for grant thereunder. As of April 5, 2002, options to purchase a total of 1,713,850 shares of the Company's Common Stock had been granted and were outstanding under the 2000 Plan and options to purchase 995,506 shares of the Company's Common Stock remained available for grant thereunder.

Option Grants in Last Fiscal Year

         The following table sets forth certain information regarding stock options granted to the Named Executive Officers during the year ended December 31, 2001:


                                      Individual Grants
                   --------------------------------------------------------
                                                                                    Potential Realizable Value
                       Number          % of                                              at Assumed Annual
                         of            Total                                           Rates of Stock Price
                       Shares         Options                                            Appreciation for
                     Underlying     Granted to                                          Option Term(4)(5)
                       Options       Employees      Exercise                      ------------------------
                      Granted       in Fiscal        Price      Expiration
     Name             (#)(1)         Year(2)     ($/Share)(3)      Date                5%              10%
     ----          -----------     ----------    ------------  -----------        ------------   ---------
Mr. Woods             120,000         12.11%       $6.795        12/16/11            $512,801     $1,299,538

Dr. Vlasuk            100,000         10.09%       $6.795        12/16/11            $427,334     $1,082,948

Mr. Keane              90,000          9.08%       $6.795        12/16/11            $384,601       $974,653
                      100,000         10.09%       $9.469        03/04/11            $595,500     $1,509,115

Ms. Felzer             35,000          3.53%       $6.795        12/16/11            $149,567       $379,032

Mr. Helmbacher         35,000          3.53%       $6.795        12/16/11            $149,567       $379,032


(1) Includes options granted under the 2000 Plan. Upon a change in control of the Company, the consequences to all outstanding options to purchase Common Stock granted under the 2000 Plan are described under the heading, "Executive Compensation, Compensation of Directors."

(2) Based on an aggregate of 990,650 options granted to employees in 2001, including the above grants. This is not necessarily indicative of the number of options that will be granted in the future.

(3) The exercise price is equal to 100% of the fair market value of the Common Stock on the date of grant.

(4) The 5% and 10% assumed rates of appreciation are suggested by the rules of the SEC and do not represent the Company's estimate or projection of the future Common Stock price.

(5) The potential realizable value is calculated based on the term of the option at the time of grant (10 years in all cases above). It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option, and that the option is exercised and sold on the last day of its term for the appreciated stock price. No gain to the optionee is possible unless the stock price increases over the option term, which will benefit all stockholders. For example, a stockholder who purchased one share of stock on December 17, 2001 at $6.795, held the stock for 10 years and sold it on December 16, 2011 while the stock appreciated at 5% and 10% compounded annually, would have profits of $4.27 and $10.83, respectively, on his $6.795 investment.



                                      12.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
Values

         The following table sets forth certain information with respect to the exercise of stock options by the Named Executive Officers during the fiscal year ended December 31, 2001, and the number and value of securities underlying unexercised options held by the Named Executive Officers as of December 31, 2001:

                                                            Number of Unexercised               Value of Unexercised
                                                                  Options at                    In-the-Money Options at
                                                           December 31, 2001 (#)(1)             December 31, 2001 ($)(2)
                                                           ------------------------             ------------------------
                         Shares
                       Acquired On        Value
                      Exercise (#)      Realized ($)    Exercisable     Unexercisable      Exercisable       Unexercisable
                      ------------      ------------    -----------     -------------      -----------       -------------
Name
----
Mr. Woods                71,875          467,422          476,875          348,125           794,334            419,109

Dr. Vlasuk                  -0-             -0-           235,937          270,313           539,709            209,557

Mr. Keane                   -0-             -0-              -0-            190,000             -0-                -0-

Ms. Felzer                  -0-             -0-            48,625            82,375           107,957             35,963

Mr. Helmbacher              -0-             -0-            10,625            54,375             -0-                -0-



(1) Includes options granted under the 1991 Plan and the 2000 Plan. Options granted under both the 1991 Plan and the 2000 Plan generally vest over a four-year period, 25% on the first anniversary of the grant date and 6.25% each quarter thereafter until fully vested, and have a maximum term of 10 years from the grant date, subject to earlier termination upon the optionee's cessation of service with the Company. The consequences upon a change in control of the Company to outstanding options to purchase Common Stock granted under the 2000 Plan and the 1991 Plan are described under the heading, "Executive Compensation, Compensation of Directors."

(2) Amounts reflected are based on the fair market value of the Company's Common Stock at December 31, 2001 ($6.52), minus the exercise price of the options.

Employment Agreements and Change in Control Arrangements

         In March 2002, the Board adopted the 2002 Change in Control Executive Severance Benefit Plan (the "Change in Control Plan"). The Change in Control Plan supersedes the employment agreements between the Company and Mr. Woods, Dr. Vlasuk and Mr. Keane only to the extent the agreements provide severance benefits in connection with a change in control. The Change in Control Plan provides separation pay and benefits to each of the Named Executive Officers whose employment is involuntarily terminated without cause or voluntarily terminated for good reason (as defined below) during the period beginning one month before and ending 13 months following the effective date of a change in control of the Company. Under the Change in Control Plan, the terminated executive will receive the following severance benefits upon providing the Company with a general release: (a) a lump sum payment equal to (i) 18 months of the executive's then current salary (24 months for Mr. Woods and Dr. Vlasuk) plus (ii) the maximum potential target bonus that the executive was eligible for the year in which the termination occurs; (b) accelerated vesting of all outstanding stock options held by the executive; (c) the payment by the Company of premiums for continued health benefits pursuant to COBRA for 18 months for the executive and his/her dependents; and (d) limited outplacement services paid by the Company. For the purposes of the Change in Control Plan, good reason means any significant and material reduction in the job duties of the executive or the level of management to which the executive reports, any reduction of 10% or more of executive's level of compensation, or any relocation of executive's place of employment by greater than 50 miles. In addition, under the Change in Control Plan, the executives overall benefits are subject to reduction upon certain events to



                                      13.

avoid taxes under Section 280G of the Internal Revenue Code of 1986, as amended.

         In March 1997, the Company entered into amended employment agreements with Mr. Woods, the Company's President and Chief Executive Officer and Dr. Vlasuk, the Company's Chief Scientific Officer and Executive Vice President. Upon such officer's death or total disability, as defined in the agreements, the officer or his estate or personal representative shall be entitled to receive his then-current base salary and benefits for a period of three months.

         In August 2001, the Company entered into an employment agreement with Mr. Keane, the Company's Vice President, Corporate Development. The agreement provides for an initial annual base salary of $220,000 and that Mr. Keane's employment with the Company is terminable at any time, with or without cause, by the Company or Mr. Keane.

       REPORT OF THE HUMAN RESOURCES COMMITTEE OF THE BOARD OF DIRECTORS (1)

         The Human Resources Committee (the "Human Resources Committee") currently consists of Ms. Vitullo, Dr. Ingle and Dr. Sobel. None of the members has ever been officers or employees of the Company. The Human Resources Committee is responsible for setting and administering the Company's policies governing employee compensation and administering the Company's employee benefit plans, as well as reviewing options granted to all eligible employees and granting options to the executive officers. The Human Resources Committee also evaluates the performance of management and determines compensation policies and levels. The full Board reviews the Human Resources Committee's recommendations regarding the compensation of executive officers and has the ultimate responsibility regarding compensation decisions relating to the executive officers. The Board approved the Human Resources Committee's recommendations regarding compensation of executive officers in 2001.

Compensation Program

         Annual compensation for the Company's executive officers consists of three elements: a cash salary, stock option grants and the possibility of receiving performance-based bonus awards. As in previous years, to make compensation determinations, the Human Resources Committee reviewed historical and current compensation information of management at other biotechnology companies in similar geographic areas and at similar stages of development or with a similar therapeutic focus, as well as a number of industry surveys regarding short- and long-term executive compensation. This includes certain companies that are components of either or both of the Nasdaq CRSP Total Return Index for The Nasdaq Stock Market ("Nasdaq US") or Nasdaq Pharmaceutical Index ("Nasdaq Pharm"), the market indices appearing in the performance graph included in this Proxy Statement. Based in part on this information, the Human Resources Committee generally sets salaries at or above the median range for companies of comparable size in similar industries. The Human Resources Committee also considers the individual performance and responsibilities of the executive officers. Currently, the executive officers are compensated at or above the median for comparable companies reviewed by the Human Resources Committee.

         In making executive compensation decisions, the Human Resources Committee believes that compensation of executives should be directly linked to overall Company progress and performance and the long-term value created for its stockholders, as well as individual performance. To accomplish this, the Company's compensation programs, including salary and incentives, seek to provide competitive compensation that is reflective of both Company and individual performance. The Human Resources Committee considers a number of factors, including the following, in determining the elements of compensation for its executive officers.

o Compensation should be meaningfully related to the long-term value created for stockholders.

o Compensation programs should support the short- and long-term strategic goals and objectives of the Company.



-------------
1 The material in this Report is not "soliciting material," is not deemed
  "filed" with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act whether made before or after the date hereof and irrespective of any incorporation language contained in such filing.



                                      14.

o Compensation programs should reflect and promote the Company's values, and reward individuals based on their contributions to the Company's success.

o In order to attract and retain well-qualified executives, the Company's compensation decisions take into account competitive pay levels.

o The actual amounts earned by executives in variable compensation programs should be dictated by how the Company performs.

         Base Salary. The Human Resources Committee's policy is to review the base salary for the Chief Executive Officer and each of the Company's executive officers annually. The Human Resources Committee reviews executive salaries for other biotechnology companies at a comparable stage of development and financial condition. The Human Resources Committee also reviews a number of criteria, including performance of the Company and the individual executive, relative experience and responsibilities, and competitive pay practices. Such criteria for the Company's current stage of development include status of new and existing collaborative agreements, achievement of product development milestones, progress in new drug discovery programs and in clinical trials, continued presentation of information to the scientific and financial communities, financing activities, corporate development and recruitment and retention of key personnel.

         Stock Option Grants. The Company uses its stock option program to further align the interests of stockholders and management by creating common incentives related to the possession by management of a substantial economic interest in the long-term appreciation of the Company's Common Stock. In December 2001, the Human Resources Committee granted options to executive officers based on performance and contributions during 2001. Items considered by the Human Resources Committee were the officer's position and responsibilities, the individual officer's performance and contributions for the period reviewed, option grants made to officers with comparable responsibilities at similar companies, the number of options currently held, and the desire to provide greater incentives to encourage the officer to meet the Company's objectives.

         Bonus Awards. The Human Resources Committee has discretionary authority to award bonuses to executive officers and to other key employees based on individual and Company performance. The Human Resources Committee reviews Company achievements and individual performance including attainment of product research and development milestones, maintaining and extending collaborative relationships, obtaining corporate financing and controlling expenditures. Based on performance of the officers and the Company's financial condition, bonuses were awarded to each of the executive officers for their performance in 2001.

         Chief Executive Officer Compensation. During 2001, Mr. Woods led the Company's continued progress in its strategic planning, business development and investor relations activities. In recognition of the progress made in achieving the Company's 2001 goals, the Human Resources Committee approved a 3.8% salary increase for 2002 and as of January 1, 2002, Mr. Woods' salary was set at $410,000. In addition, the Human Resources Committee awarded Mr. Woods a cash bonus of $80,000 for his performance in 2001. The Human Resources Committee also granted him options to purchase a total of 120,000 shares of Common Stock. These options were granted at an exercise price of $6.795 per share, which represents the fair market value on December 17, 2001, the date of grant. Mr. Woods currently holds options to purchase 825,000 shares of the Company's Common Stock.

Section 162(m) of the Internal Revenue Code

         Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of no more than $1.0 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1.0 million may be deducted if it is "performance-based compensation" within the meaning of the Code. The Human Resources Committee has determined that stock options granted under the either the 1991 Plan or the 2000 Plan with an exercise price at least equal to the fair market value of the Company's Common Stock on the date of grant shall be eligible to be treated as "performance-based compensation."

Nicole Vitullo, Chairwoman
M. Blake Ingle, Ph.D.
Burton E. Sobel, M.D.



                                      15.

                          REPORT OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS (2)

         The Audit Committee of the Board (the "Audit Committee") currently consists of three directors: Dr. Sorell, Dr. Ingle and Mr. Mackintosh. All of the members are independent as defined by the Nasdaq Stock Market, the listing standard applicable to the Company. The Audit Committee is responsible for overseeing and reviewing the Company's financial reporting practices of management and the Company's independent auditors on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The Company's independent auditors, KPMG LLP ("KPMG"), are responsible for expressing an opinion on the conformity of the Company's audited financial statements with accounting principles generally accepted in the United States of America. The Audit Committee also recommends to the Board the selection of the Company's independent auditors.

         The Audit Committee reviewed the audited financial statements as of and for the year ended December 31, 2001 with management and with KPMG, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. Additionally, the Audit Committee held meetings each quarter to review the Company's quarterly financial results prior to issuance.

         The Audit Committee has discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), and has discussed with KPMG their independence from management and Corvas. The Audit Committee received the written disclosures and letter regarding its independence from KPMG as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). In addition, the Audit Committee discussed with KPMG the overall scope and plan for their audit of the Company's financial statements for the year ended December 31, 2001. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

         Based on the Audit Committee's discussion with management and KPMG and the Audit Committee's review of representations of management and the report of KPMG, the Audit Committee recommended to the Board, and the Board approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission. The Audit Committee and the Board have also recommended, subject to stockholder ratification, the selection of KPMG as our independent auditors.

Michael Sorell, M.D., Chairman
M. Blake Ingle, Ph.D.
J. Stuart Mackintosh

         Human Resources Committee Interlocks and Insider Participation

         The members of the Human Resources Committee are Ms. Vitullo as Chairwoman, Dr. Ingle and Dr. Sobel. None of the members of the Human Resources Committee was or is an officer or employee of the Company. There are no relationships between the members of the Company's Human Resources Committee and any third party with whom the Company has or in conducting business that must be disclosed. In addition, none of the Company's executive officers served as a member of another company's compensation committee, one of whose executive officers served on the Human Resources Committee or otherwise as a director of the Company.


------------------------
2 The material in this Report is not "soliciting material," is not deemed
  "filed" with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act whether made before or after the date hereof and irrespective of any incorporation language contained in such filing.


                                      16.

                       Performance Measurement Comparison

         The following graph compares the cumulative total stockholder return on the Company's Common Stock for the five years ended December 31, 2001 to two indices: The Nasdaq US and the Nasdaq Pharm. The total return for each of the Company's stock, the Nasdaq US and the Nasdaq Pharm assumes the reinvestment of dividends, although dividends have never been declared on the Company's Common Stock. The Nasdaq US tracks the aggregate price performance of equity securities of U.S. companies traded on The Nasdaq Stock Market. The Nasdaq Pharm tracks the aggregate price performance of equity securities of pharmaceutical companies listed under the Standard Industrial Classification ("SIC") code 283 (drugs) and traded on The Nasdaq Stock Market. The Company's Common Stock is traded on The Nasdaq Stock Market and is a component of both the Nasdaq US and the Nasdaq Pharm.(3)

         It should be noted that this graph represents historical stock price performance and is not necessarily indicative of any future stock price performance.


                       Comparison of Five Year Cumulative
                          Total Return on Investment (4)


CORVAS PROXY REPORT
PERFORMANCE MEASUREMENT COMPARISON

---------------------------------------------------------------------------
                           Corvas          NASDAQ US       NASDAQ Pharm
                      -----------------------------------------------------
        Date            Indexed Price    Indexed Price     Indexed Price
---------------------------------------------------------------------------
                           Corvas          NASDAQ US       NASDAQ Pharm
                      -----------------------------------------------------

       Dec-96              100.000          100.000           100.000
       Mar-97               97.778           94.570            94.911
       Jun-97              115.556          195.131           102.128
       Sep-97               91.111          130.824           114.591
       Dec-97               68.889          122.477           103.050
       Mar-98               88.889          143.342           113.163
       Jun-98               73.333          147.283           104.364
       Sep-98               36.676          132.887            98.541
       Dec-98               50.009          172.681           130.807
       Mar-99               44.444          193.655           143.431
       Jun-99               53.333          211.833           146.409
       Sep-99               50.009          217.106           168.378
       Dec-99               78.898          320.894           246.642
       Mar-00              195.556          360.251           302.567
       Jun-00              213.333          313.241           336.220
       Sep-00              413.333          288.245           369.186
       Dec-00              255.556          193.012           307.651
       Mar-01              160.000          144.076           227.824
       Jun-01              209.422          169.811           283.021
       Sep-01              102.222          117.812           228.166
       Dec-01              116.444          153.153           262.173


---------------------
3 The material in this Report is not "soliciting material," is not deemed
  "filed" with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act whether made before or after the date hereof and irrespective of any incorporation language contained in such filing.



                                      17.

                              CERTAIN TRANSACTIONS

         In October 2001, Mr. Woods established a pre-arranged trading plan to sell a portion of the shares of common stock underlying his vested Corvas stock options over a designated period in accordance with Rule 10b5-1, adopted by the Securities and Exchange Commission in late 2000. Rule 10b5-1 sales plans permit insiders to implement a written plan to sell stock when they are not in possession of material non-public information and continue to sell shares on a regular pre-defined basis even if they subsequently receive such information. Under his plan, the plan administrator, on behalf of Mr. Woods, has been given written instructions to sell up to a specified number of shares to generate a specified dollar value of gross proceeds based on the trading price of our stock, and sell up to a maximum of 270,000 shares during a nine-month period commencing in November 2001. Mr. Woods established this Rule 10b5-1 sales plan to provide liquidity which may be used to repay the outstanding obligations on his amended note to Corvas. However, his loan repayments are due in full on the designated dates irrespective of any sales under his Rule 10b5-1 sales plan.

         The Company has entered into employment agreements with Mr. Woods, Dr. Vlasuk and Mr. Keane, which are described under the heading, "Employment Agreements and Change in Control Arrangements." In addition, in March 2002, the Board adopted the Change in Control Plan which provides certain executive officers with severance benefits upon termination following a change in control of the Company and this plan is also described under the heading, "Employment Agreements and Change in Control Agreements."

         In June 1996, as a recruiting incentive, the Company loaned Mr. Woods $200,000, interest-free, in connection with his relocation to San Diego County, California. The note has been amended several times by the Board and Human Resources Committee, including an increase the principal amount of the note to $277,500 in July 2000. In October 2001, the loan was further amended to require repayment of the principal on four quarterly dates, beginning in December 2001 and ending in August 2002 when the loan will be repaid in full. Mr. Woods made his scheduled payment of $27,750 in December 2001, and the Board has allowed Mr. Woods to defer payment of the $55,500 installment due in February 2002. As of April 5, 2002, the outstanding principal on the loan was $249,750.

         In the second half of 1999, Corvas issued and sold, in two private financings, a total of 2,000,000 shares of Common Stock for $2.50 per share and 5.5% convertible senior subordinated notes due in August 2006, in an original principal amount of $10.0 million. Total net proceeds of $14.8 million were raised in these financings. At the option of the note holder, the principal of both notes is convertible into shares of Common Stock at $3.25 per share, subject to certain adjustments. Interest on the outstanding principal amounts of these notes accretes at 5.5% per annum, compounded semi-annually, with interest payable upon redemption or conversion. Upon maturity, these notes will have an accreted value of $14.6 million. At Corvas' option, the accreted interest portion of both notes may be paid in cash or in Corvas Common Stock priced at the then-current market price. Corvas has agreed to pay any applicable withholding taxes that may be incurred in connection with the accreted interest, which are estimated and accrued at 30% of the annual accretion. Corvas may redeem the notes any time after August 18, 2002 upon payment of the outstanding principal and accreted interest.

         The Company has entered into indemnity agreements with its officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements such person may be required to pay in actions or proceedings which such person is or may be made a party by reason of their position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and the Company's By-laws.



                                      18.

                         HOUSEHOLDING OF PROXY MATERIALS

         The SEC has adopted rules that permit companies and intermediaries (e.g. brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. The process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

         This year a number of brokers with account holders who are Corvas stockholders will be "householding" our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to the Company's Corporate Secretary, 3030 Science Park Road, San Diego, California 92121 or contact the Company's Corporate Secretary at (858) 455-9800. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request "householding" of their communications should contact their broker.

                                  OTHER MATTERS

         The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

         Whether or not you intend to be present at the Annual Meeting, we urge you to return your signed proxy promptly.

                                           By Order of the Board of Directors,





                                           Kevin S. Helmbacher
                                           General Counsel & Corporate Secretary


                                           April 26, 2002


A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2001 is available without charge upon written request to: Corporate Secretary, 3030 Science Park Road, San Diego, California 92121.

--------------------------------------------------------------------------------

================================================================================


                           Corvas International, Inc.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints Randall E. Woods and George P. Vlasuk, Ph.D. or either of them, each with full power of substitution, as proxies to vote at the Annual Meeting of Stockholders of Corvas International, Inc. (the "Company") to be held on Wednesday, May 29, 2002 at 3:00 p.m., local time, at the offices of the Company located at 3030 Science Park Road, San Diego, California, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

     UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR ELECTION LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.



                         (To be Signed on Reverse Side)

CORVAS INTERNATIONAL, INC.
3030 SCIENCE PARK ROAD
SAN DIEGO, CA 92121


VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.


VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Corvas International, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.


TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:            CORVAS                 KEEP THIS PORTION FOR YOUR RECORDS
-----------------------------------------------------------------------------------------------------------------------------------
                                        THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.  DETACH AND RETURN THIS PORTION ONLY

===================================================================================================================================

CORVAS INTERNATIONAL, INC.

  1.  To elect two Class I directors to hold office until the
      2005 Annual Meeting of Stockholders or until their           For   Withhold   For All     To withhold authority to vote, mark
      successors have been elected and have qualified.             All      All      Except     "For All Except" and write the
                                                                                                nominee's number on the line below.
      MANAGEMENT RECOMMENDS A VOTE FOR THE                         [ ]      [ ]       [ ]
      NOMINEES FOR DIRECTORS LISTED BELOW.                                                      -----------------------------------

      Nominees:   01) J. Stuart Mackintosh
                  02) George P. Vlasuk, Ph.D.

                                                                                                          For   Against   Abstain

  2.  Ratification of KPMG LLP as the Companys independent public accountants for fiscal year 2002.      [ ]     [ ]       [ ]
      MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 2.


               Please date, sign and mail your
            Proxy card back as soon as possible

              Annual Meeting of Stockholders
                CORVAS INTERNATIONAL, INC.

                 Wednesday, May 29, 2002



  ----------------------------------------------------------           ----------------------------------------------------------

  ----------------------------------------------------------           ----------------------------------------------------------
  Signature [PLEASE SIGN WITHIN BOX]      Date                         Signature (Joint Owners)                 Date

===================================================================================================================================